Exhibit 16.1

                         [LETTERHEAD OF GRANT THORNTON]

July 21, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re: DAG Media Inc.
    File No. 000-25991

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of DAG Media, Inc. dated July 16, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP